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                                      Registration No. 333-_____________
     As filed with the Securities and Exchange Commission on September 30, 1996

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                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.
                             --------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                              ARGO BANCORP, INC.
              (Exact Name of Issuer as Specified in its Charter)
      DELAWARE                                             36-3620612
  (State of Incorporation)                     (IRS Employer Identification No.)
                              7600 W. 63RD STREET
                         SUMMIT, ILLINOIS  60501-1812
                   (Address of Principal Executive Offices)
                   ----------------------------------------

                              ARGO BANCORP, INC.
                1996 MANAGEMENT RECOGNITION AND RETENTION PLAN
                            (Full Title of the Plan)
                    ---------------------------------------

John G. Yedinak                                      Copies to:
Chairman of the Board, President and                 Mary M. Sjoquist
Chief Executive Officer                              Muldoon, Murphy & Faucette
Argo Bancorp, Inc.                                   5101 Wisconsin Avenue, N.W.
7600 W. 63rd Street                                  Washington, D.C.  20016
Summit, Illinois  60501                              (202) 362-0840
(708) 496-6010
(Name, Address and Telephone
Number of Agent for Service)

                             --------------------

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |X|

                        CALCULATION OF REGISTRATION FEE

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Title of                        Proposed            Proposed
Securities      Amount          Maximum             Maximum          Amount of
  to be          to be          Offering Price     Aggregate       Registration
Registered     Registered       Per Share        Offering Price         Fee

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Common      12,500 shares(1)     $28.75(2)        $359,375(2)       $123.92(3)
Stock,
$.01 par value

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(1)  Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R. Section 230.416(a). Includes the resale of securities received by grant from an employee benefit plan.
(2) Estimated or calculated on the basis of the average of high and low sales price reported on the Nasdaq Over the Counter Market for September 27, 1996 pursuant to 17 C.F.R. Section 230.457(c).
(3)  Determined pursuant to 17 C.F.R. Sections 230.457(c) and (h)(3).

   This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R.
Section 230.462.



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PART I  -    INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1 & 2. The documents containing the information for the Argo Bancorp, Inc. 1996 (the "Company") Management Recognition and Retention Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such document is not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

   a) The Registrant's Annual Report on Form 10-KSB (SEC File No. 0-19829) for the fiscal year ended December 31, 1995, which includes the consolidated statements of financial condition of the Registrant and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1995, together with the report of KPMG Peat Marwick LLP, independent certified public accountants (dated March 1, 1996).

   b) The Registrant's Form 10-QSB (SEC File No. 0-19829) for the quarterly period ended March 31, 1996, which includes the consolidated statements of financial condition of Argo Bancorp, Inc. and subsidiaries as of March 31, 1996 (unaudited) and December 31, 1995 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the three month period ended March 31, 1996 and 1995, which was filed with the SEC on May 10, 1996.

   c) The Registrant's Form 10-QSB (SEC File No. 0-19829) for the quarterly period ended June 30, 1996, which includes the consolidated statements of financial condition of Argo Bancorp, Inc. and subsidiaries as of June 30, 1996 (unaudited) and December 31, 1995 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the three and six months ended June 30, 1996 and 1995, which was filed with the SEC on August 2, 1996.

   d) The description of the Common Stock of the Registrant contained in the Registration Statement on Form S-1, and amendments thereto, (SEC File No. 33-45222), initially filed by the Registrant under the Securities Act with the SEC on January 28, 1992 and incorporated by reference to the Registration Statement on Form 8-A (SEC File No. 0-19829), filed by the Registrant under the Exchange Act.

   e) All documents filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.


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   Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

   None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Directors and officers of the Registrant are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification than currently exists.

   The terms of the indemnification are set forth in the Registrant's Certificate of Incorporation. The indemnification applies unless the officer or director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Registrant to indemnify the officer or director for the amount claimed, but the burden of proving such defense is on the Registrant.

   The Registrant is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Registrant against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Registrant against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not Applicable



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ITEM 8.  LIST OF EXHIBITS.

   The following exhibits are filed with this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1 Stock Certificate of Argo Bancorp, Inc. filed as Exhibit 4.0 to the Company's Registration Statement on Form S-1, filed with the SEC on January 28, 1992 (SEC File No. 33-45222) and incorporated herein by reference.

4.2 Certificate of Incorporation of Argo Bancorp, Inc. filed as Exhibit 3 to the Company's Registration Statement on Form S-1, filed with the SEC on January 28, 1992 (SEC File No. 33-45222) and incorporated herein by reference.

4.3 Bylaws of Argo Bancorp, Inc. filed as Exhibit 3 to the Company's Registration Statement on Form S-1, filed with the SEC on January 28, 1992 (SEC File No. 33-45222) and incorporated herein by reference.

10.0    Argo Bancorp, Inc. 1996 Management Recognition and Retention Plan.

23.1    Consent of KPMG Peat Marwick LLP.

24.0    Power of Attorney (located in the signature pages).


ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plans of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement unless the information required by
(i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;



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      2.    That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of each Plan; and

      4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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CONFORMED
                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Argo Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Summit, State of Illinois, on the 24th day of September, 1996.

                                          Argo Bancorp, Inc.


                                          By: /s/ John G. Yedinak
                                              ---------------------------------
                                          John G. Yedinak
                                          President and Chief Executive Officer

      Each person whose individual signature appears below hereby makes, constitutes and appoints John G. Yedinak to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Name                          Title                         Date
      ----                          -----                         ----

/s/ John G. Yedinak            Chairman of the Board,        September 24, 1996
- ------------------------       President and Chief
John G. Yedinak                Executive Officer

/s/ Sergio Martinucci          Director                      September 24, 1996
- ------------------------
Sergio Martinucci

/s/ Charles E. Shomo IV        Director                      September 24, 1996
- ------------------------
Charles E. Shomo IV

/s/ Richard B. Duffner         Director                      September 24, 1996
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Richard B. Duffner

/s/ Donald G. Wittmer          Director                      September 24, 1996
- ------------------------
Donald G. Wittmer

/s/ Frances M. Pitts           Executive Vice President,     September 24, 1996
- ------------------------       Secretary and Director
Frances M. Pitts


/s/ Carol J. Delgado           Senior Vice President and     September 24, 1996
- ------------------------       Chief Financial Officer
Carol S. Delgado               (principal financial and
                               accounting officer)


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                                 EXHIBIT INDEX
                                 -------------


Exhibit                                           Method of
  No.       Description                           Filing/Location
  ---       -----------                           ---------------


4.1         Stock Certificate of Argo             Incorporated by reference
            Bancorp, Inc.                         to Exhibit 4.0 of the
                                                  Company's Registration
                                                  Statement on Form S-1,
                                                  filed with the SEC on
                                                  January 28, 1992 (SEC
                                                  File No. 33-45222).

4.2         Certificate of Incorporation of       Incorporated by reference
            Argo Bancorp, Inc.                    to Exhibit 3 of the
                                                  Company's Registration
                                                  Statement on Form S-1,
                                                  filed with the SEC on
                                                  January 28, 1992 (SEC
                                                  File No. 33-45222).

4.3         Bylaws of Argo Bancorp, Inc.          Incorporated by reference
                                                  to Exhibit 3 of the
                                                  Company's Registration
                                                  Statement on Form S-1,
                                                  filed with the SEC on
                                                  January 28, 1992 (SEC
                                                  File No. 33-45222).

10.0        Argo Bancorp, Inc. 1996               Filed herewith.
            Management and Retention
            Plan

23.1        Consent of KPMG Peat                  Filed herewith.
            Marwick LLP

24.0        Power of Attorney                     Located in the Signature
                                                  Page.